CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Vari-L Company, Inc.


     We consent to the incorporation by reference of our report on the financial statements of Vari-L Company, Inc. as of December 31, 1999 and 1998 and for the years then ended in the Company's Registration Statements on Form S-8 (No. 33-88666), (No. 33-81045), (No. 333-81915), and (No. 333-
45137) and the Registration Statement on Form S-3 (No. 333-25173).




                                   /s/Haugen, Springer & Co., P.C.
                                   HAUGEN, SPRINGER & CO., P.C.

March 29, 2000